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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-82728 of Moore Corporation Limited on Form S-3 of our reports dated February 13, 2002, except as to Note 25(a), which is as of June 18, 2002, appearing in the Annual Report on Form 10-K of Moore Corporation Limited for the year ended December 31, 2001, as amended and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


Deloitte & Touche LLP
Chartered Accountants
Toronto, Canada
June 18, 2002